EXHIBIT 23.3


                      CONSENT OF FELDMAN SHERB & CO., P.C.




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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) of Sense Holdings, Inc. pertaining to the 2001 Equity Compensation Plan and to the incorporation by reference therein of our report dated June 11, 2001, with respect to the consolidated financial statements of Micro Sensor Technologies, Inc. included in the Registration Statement (Form SB-2) of Sense Holdings, Inc. (File No. 333-62874), filed with the Securities and Exchange Commission.


                                    /s/Feldman Sherb & Co., P.C.
                                       -----------------------------------------
                                       FELDMAN SHERB & CO., P.C.
                                       Independent Certified Public Accountants

New York, NY
January 23, 2002